Filed under Rule 424 (b)(3), File No. 333-113680
                            Pricing Supplement No. 1 - dated 01/09/2006
                                    (To prospectus dated 04/02/2004 and
                                prospectus supplement dated 04/02/2004)

Toyota Motor Credit Corporation


===================================================================
                             Purchasing       Proceeds
  CUSIP      Price to        Agent's          Before
  Number     Public(1)       Discount(1)      Expenses(1)
===================================================================


89233PWG7      100%          	0.4000%          99.600%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

     4.500%     Semi-Annual      01/25/2008      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate
-------------------------------------------------------------------
Interest Payment Dates: The 25th day of January and July of each year commencing 7/25/2006.

Redemption Information: The Notes are not callable and are not subject to optional redemption.

-------------------------------------------------------------------


===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PWH5        100%       	1.00%            99.00%

-------------------------------------------------------------------



===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

     5.00%     Semi-Annual      07/25/2011      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 25th day of January and July of each year commencing 7/25/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 01/25/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

-------------------------------------------------------------------

===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89233PWJ1        100%       	1.50%            98.50%

-------------------------------------------------------------------



===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

     5.25%     Semi-Annual      01/25/2016      No

-------------------------------------------------------------------
Medium-Term Note, Series B - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 25th day of January and July of each year commencing 7/25/2006.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 01/25/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
-------------------------------------------------------------------



Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  01/13/2006
Issue Date:  01/19/2006
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
Form: Book-Entry
All trades settle without accrued interest and clear SDFS: DTC Book-
Entry only
Merrill Lynch DTC Participant Number:  161

Further Authorizations: In supplement to the $7,000,000,000 aggregate principal amount
(or the equivalent thereof in one or more foreign or composite currencies) of its
Medium-Term Notes which Toyota Motor Credit Corporation ("TMCC") was authorized to offer as of April 2, 2004, TMCC has authorized the offer and issuance from time to time of an additional $6,000,000,000 aggregate principal amount of its Medium-Term Notes.

(1) Expressed as a percentage of the minimum denomination


                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
=======================================================================